--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on April 28, 1998 -
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

          Colorado                                       84-1311581
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                9586 I-25 Frontage Road, Longmont, Colorado 80504
               (Address of Principal Executive Offices) (Zip Code)

                Applied Films Corporation 1993 Stock Option Plan
                            (Full Title of the Plan)

         Cecil Van Alsburg, 9586 I-25 Frontage Road, Longmont, Colorado
           80504, (303) 774-3200 (Name, address and telephone number, including area code of agent for service)


                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
         Common Stock              276,500 Shares(1)            $7.50              $2,073,750               $612
===============================  ===================== ====================== =====================  ===================

(1) Represents the number of shares of Common Stock authorized for issuance under the Applied Films Corporation 1993 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under the Plan and for the purpose of computing the registration fee only, the price shown is based upon the price of $
          7.50 per share, the average of the high and low sales prices for the Common Stock of Applied Films Corporation as reported in the NASDAQ National Market System on April 21 , 1998, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Applied Films Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The final prospectus filed pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form S-1 (No. 333-35331), containing audited consolidated financial statements for the Company's fiscal years ended June 29, 1996 and June 28, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed or the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided with respect to conduct in an official capacity with the Registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant, with respect to all other conduct, the person believed the conduct to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the

Registrant in which the person was adjudged liable to the Registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the Act to Indemnify him against reasonable expenses.

     The Registrant's Amended and Restated Articles of Incorporation contain provisions which permit the Registrant to indemnify its officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. The Registrant has entered into indemnification agreements with each of its directors and certain of its officers providing for similar indemnification. In addition to the available indemnification, the Registrant's Amended and Restated Articles of Incorporation limit the personal liability of the members of its Board of Directors, subject to certain exceptions, for monetary damages with respect to claims by the Registrant or its shareholders.

     The Registrant's Amended and Restated Bylaws provide that the Registrant may purchase and maintain insurance on behalf of its directors, officers, employees, fiduciaries and agents against liability asserted against or incurred by such persons in any such capacity.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and
          (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 27th day of February, 1998.

                                         APPLIED FILMS CORPORATION


                                         By /s/ Cecil Van Alsburg
                                            Cecil Van Alsburg, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cecil Van Alsburg and Thomas D. Schmidt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on February 27 , 1998, by the following persons in the capacities indicated.


     Signatures                                  Title

/s/ Cecil Van Alsburg      President, Chief Executive Officer and Director
Cecil Van Alsburg          (principal executive officer)

/s/ Thomas D. Schmidt      Chief Financial Officer (principal financial officer)
Thomas D. Schmidt

/s/ Roger Smith            Treasurer (principal accounting officer)
Roger Smith

/s/ John S. Chapin         Vice President -- Research, Secretary and Director
John S. Chapin

/s/ C. Richard Condon      Vice President -- Engineering and Director
C. Richard Condon

/s/ Jeffrey K. Fergason    Director
Jeffrey K. Fergason

/s/ James A. Knister       Director
James A. Knister

/s/ Chad D. Quist          Director
Chad D. Quist

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 22, 1997, included in Applied Films Corporation's Registration Statement on Form S-1 (Registration No. 333-35331), and to all references to our firm included in this registration statement.


                                                   ARTHUR ANDERSEN LLP







Denver, Colorado
April 28, 1998

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit 4           Applied Films Corporation 1993 Stock Option Plan

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Arthur Andersen LLP - included on page S-5 hereof

Exhibit 23(b)       Consent of Varnum, Riddering, Schmidt & Howlett-included in
                    Exhibit 5

Exhibit 24          Power of Attorney - included on page S-4 hereof

                            APPLIED FILMS CORPORATION
                             1993 STOCK OPTION PLAN


1.       Purpose of Plan

     The purpose of this Stock Option Plan (the "Plan") is to provide certain key employees of Applied Films Corporation (the "Company") with options to acquire and own shares of the Company's common stock (the "shares"), and to strengthen the mutuality of interests between those employees and the Company's shareholders.

2.       Term of Plan

     The Plan shall become effective on the date the Plan is approved by the shareholders of the Company (the "Effective Date") and continue until exactly ten (10) years after the Effective Date (the "Plan Termination Date'); provided, however, that all options outstanding as of the Plan Termination Date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3.       Administration

     The Plan shall be administered by the Company's Board of Directors (the "Board"), provided, however, that the Board may appoint a committee comprised of not less than three (3) members of the Board (the "Committee") to administer the Plan if deemed necessary or advisable in order to comply with any securities rules or regulations.

     The Board and any such Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan, and to adopt forms, regulations and procedures for the administration of the Plan. All interpretations and constructions by the Board and/or the Committee of or relating to any provision of the Plan or any option, policy or procedure arising thereunder shall be final and binding.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Board's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

     The proceeds received by the Company from the sale of shares pursuant to options may be used for the Company's general corporate purposes.

4.       Eligibility

     The persons eligible to receive options shall be those employees of the Company that the Board or the Committee administering the Plan may select from time to time.

     The granting of any option pursuant to the Plan shall be entirely within the discretion of the Board or the Committee. Nothing herein contained shall be construed to give any person any right to participate under the Plan.

     An optionee may hold more than one option.

5.       Stock Available for Options

     Subject to adjustments as provided in section 7, the aggregate number of shares reserved for purposes of the Plan shall be 39,500 shares, which shall be authorized but unissued shares after the authorized capital has been increased to 1,200,000 shares. If any outstanding option under the Plan for any reason expires or is terminated before the Plan Termination Date, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

                                    EXHIBIT 4

6.       Terms and Conditions of Options

     Each option granted pursuant to the Plan shall be authorized by the Board or the Committee and shall be evidenced by a written agreement (an "Option Agreement") containing such terms and conditions as are set by the Board or the Committee, including without limitation the following:

          (a) Number of Shares. Each Option Agreement shall state the number of shares with respect to which it pertains.

          (b) Exercise Price. Each Option Agreement shall state the exercise price, which shall be not less than the fair market value of the shares on the date the option is granted. For purposes of this Plan, the fair market value of every share shall be deemed to be the amount determined by an appraiser selected by the Board or the Committee. The Company shall pay all costs and fees of the appraiser. Notwithstanding anything to the contrary, there shall be no obligation to obtain any appraisal on an interim basis or at any time other than the time at which an option is granted or there is a bona fide and permissible exercise of an option or an SAR as granted under the Plan. Each appraisal shall be based on the same or substantially similar methodology used for the appraisal on which the option price for the relevant shares was based.

          (c) Payment for Shares. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise in United States dollars in cash or by check, bank draft or money order payable to the order of the Company. Except as otherwise provided herein, promptly after the exercise of an option and the payment in full of the exercise price, the optionholder shall be entitled to the issuance of a stock certificate evidencing ownership of the shares so purchased. However, an optionholder shall have none of the rights of a shareholder with respect to any optioned shares until a certificate representing those shares has been issued to the optionholder and the optionholder has become a shareholder of record; no adjustment shall be made for dividends or other rights for which the record date is before the date such stock certificate is issued, except as provided in section 7.

          (d) Vesting and Term of Exercise of Options. Each option shall vest and be exercisable in whole or in part in such amounts and during such times as may be specified in the Option Agreement. In no event, however, shall any option be exercisable less than one (1) year or more than ten
     (10) years from the date the option is granted.

          (e) Tax Withholding. The exercise of any option under the Plan is subject to the condition that if at any time the Board or the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal or state law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Board or the Committee.

          (f) Securities Matters. Notwithstanding anything to the contrary, the Company may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of such stock exchange listing, or registration, or other qualification of such shares under any federal and/or state law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event, no shares shall be issued to such holder unless and until the Company is satisfied with the correctness of all such representations.

          (g) Stock Appreciation Rights. The Board or the Committee may grant to an optionee a stock appreciation right ("SAR"). An SAR shall, in general, be subject to the same terms and conditions as the related option, except as otherwise specified in the Option Agreement, and shall be exercisable only to the extent that the option is exercisable, provided that an SAR may be exercised only when the fair market value of the shares subject to the option exceeds the exercise price of the option. An SAR shall entitle the participant to surrender to the Company unexercised any portion of the related option to the extent that the same is then exercisable, and to receive from the Company in exchange therefor an amount (payable in cash, less tax withholding and required deductions) equal to the difference

                                      4-2
     between the then fair market value of the shares issuable upon the exercise of the option (or portion thereof) surrendered and the option price payable for such shares upon the exercise of the option or the portion of the option which is surrendered. The fair market value per share of such stock shall be determined as of the date of the Company's receipt of the participant's written notice of intention to exercise an SAR.

          (h) Miscellaneous. The amounts received on surrender of options or SARs under the Plan are not to be taken into account under any pension, retirement, deferred profit sharing or any employee benefit program of kind.

     Any Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Board and the Committee shall deem advisable.

     The Board or the Committee may, in its discretion, vary among optionees and among options granted to the same optionee any and all of the terms and conditions of options granted under the Plan, including the term during which and the amounts in which and dates at or after which such options may be exercised.

     Except as otherwise provided in this Plan or in an Option Agreement, if the employment of a participant terminates for any reason, all outstanding options (and any accompanying SAR) granted to the participant shall immediately be forfeited and be null and void at the commencement of business on the date of such termination.

7.       Adjustment in Shares

     The number of shares covered by each outstanding option, and the exercise price for each optioned share, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     If the Company shall be the surviving corporation in any merger or consolidation, or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A sale of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as provided above or as otherwise provided in the optionee's Option Agreement, shall cause each outstanding option to terminate.

     In the event of a change in the shares as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares subject to the Plan and to any options granted pursuant to the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share that might otherwise become subject to an option.

     Except as expressly provided herein, an optionee shall have no rights by reason of any subdivision or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any sale of assets, dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                      4-3

     The adjustments in number and kind of shares and the substitution of shares affecting outstanding options in accordance with the foregoing shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan but not yet covered by options.

                                       4-4

8.       Transferability of Options and Shares

     Options under the Plan may not be transferred except as permitted in the Option Agreement by will or according to the laws of descent and distribution. An option may be exercised only by that optionee or his or her guardian or legal representative. The Company may, if it deems desirable to assure compliance with applicable federal and state securities laws, legend any certificate representing shares issued pursuant to the exercise of an option with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

9.       Modification, Etc. and Termination of Options

     Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionholder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     Each Option Agreement shall contain such provisions as the Company may deem advisable (a) for termination of the option in the event of, and/or (b) exercise of the option after, any of the following: the optionee's death, disability, or termination of service as an employee with the Company.

     Any Option Agreement may also contain provisions for termination of options and/or acceleration of exercise rights in the event of any merger or consolidation of the Company with, or acquisition of the Company or substantially all of its assets by, any other corporation.

     Nothing in the Plan or in any option shall be deemed to confer upon any optionee any right to continue in any position whatsoever with the Company or any affiliate.

10.      Amendment and Termination of Plan

     The Board may, with respect to any shares at the time not subject to options, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that, without approval of the shareholders of the Company, no such revision or amendment shall (a) increase the aggregate number of shares that may be issued under the Plan, (b) decrease the price at which options may be granted, (c) modify the eligibility requirements set forth in section 4, (d) materially increase the benefits accruing to optionholders under the Plan, or
(e) permit the granting of options under the Plan after the Plan Termination Date. Unless earlier terminated by the Board, the Plan shall terminate on the Plan Termination Date, after which date no options may be granted under the Plan.

                                      * * *

                                  CERTIFICATION

The foregoing Plan was duly adopted by the Company's Board of Directors as of May 12, 1993 and was approved by the Company's shareholders on May 13, 1993.



                                              DONNELLY APPLIED FILMS CORPORATION




                                              By /s/ Cecil VanAlsburg
                                                 Cecil Van Alsburg, President

                                       4-5

                                 April 28, 1998



Applied Films Corporation
9586 I-25 Frontage Road
Longmont, Colorado 80504

         Re: Registration Statement on Form S-8 Relating to the Applied Films Corporation 1993 Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied Films Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 276,500 shares of the Company's common stock for issuance pursuant to the Applied Films Corporation 1993 Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 276,500 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP



                  /s/ Varnum, Riddering, Schmidt & Howlett LLP





                                    EXHIBIT 5